FORM OF
UNSECURED PROMISSORY NOTE

Date:   February 3, 2004
Maker:  emicropay, Inc.
Maker’s Mailing Address:  5709 Carrington Court Richardson, TX 75082
Payee:
Place for Payment:
Principal Amount:
Annual Interest Rate:  Six (6%) percent
Maturity Date:  On Demand Annual Interest Rate on Matured, Unpaid
Amounts:  Six (6%) Terms of Payment:  Principal on demand, with interest payable on each succeeding anniversary date of note.

Maker promises to pay to the order of Payee the principal amount plus interest at the annual interest rate.  This note is payable at the place for payment and according to the terms of payment.  All unpaid amounts shall be due by the maturity date.  After maturity, Maker promises to pay any unpaid principal balance plus interest at the annual rate on matured, unpaid amounts.  Maker may prepay this note in any amount at any time before the maturity date without penalty or premium.  Prepayments will be applied to last maturing principal, and interest on that prepaid principal will immediately cease to accrue.  If Maker defaults in the payment of this note, Payee may declare the unpaid principal balance, earned interest, and any other amounts owed on the note immediately due.  Maker and each surety, endorser, and guarantor waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protests, and notice of protest, to the extent permitted by law.  Maker also promises to pay reasonable attorney’s fees and court and other costs if this note is placed in the hands of an attorney to collect or enforce this note.  These expenses will bear interest from the date of advance at the annual interest rate on matured, unpaid amounts.  Maker will pay Payee these expenses and interest on demand at the place for payment.  These expenses and interest will become a part of the debt evidenced by the note and will be secured by any security for payment.  Interest on the debt evidenced by this note shall not exceed the maximum rate or amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law.  Any interest in excess of that maximum amount will be credited on the principal amount or, if the principal amount has been paid , refunded.  On any acceleration or required or permitted prepayment, any such excess interest will be canceled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the principal amount or, if the principal amount of the debt has been paid, refunded.  This provision overrides any conflicting provisions in this note and all other instruments concerning the debt.  Each Maker is responsible for all obligations represented by this note.  When the context requires, singular nouns and pronouns include the plural.

emicropay, Inc.

By:  _______________________________
Keith Bottner, Pres.